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                                                               EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

                                                STATE OR OTHER JURISDICTION OF
NAME OF SUBSIDIARY                              INCORPORATION OR ORGANIZATION

PictureTel Securities Corporation               Massachusetts

PictureTel International Corporation            Delaware

PictureTel Technology Corporation               Delaware

PictureTel Service Corporation                  Delaware

PicTel Videoconferencing Systems Corporation    Delaware

PictureTel Australia Pty. Ltd.                  Australia

PictureTel International Ltda.                  Brazil

PictureTel GmbH                                 Germany

PictureTel Italy S.r.l.                         Italy

PictureTel Japan, KK.                           Japan

PictureTel Mexico S.A. de C.V.                  Mexico

PictureTel Service Ltd. Pte.                    Singapore

PictureTel Scandinavia AB                       Sweden

PictureTel (Schweiz) AG                         Switzerland

PictureTel UK Limited                           United Kingdom

PictureTel FSC, Ltd.                            United States Virgin Islands



         All the subsidiaries are wholly owned (except for directors' qualifying shares in certain countries), either directly or indirectly, by the company and may do business under their own name as well as the name PictureTel Corporation



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